Exhibit 10.27

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

AMENDMENT No. 1
TO SUPPLY AGREEMENT

THIS AMENDMENT No. 1 TO SUPPLY AGREEMENT (“Amendment No. 1”), dated as of November 28, 2011, is entered into by and between Stryker Corporation, a Michigan corporation, acting through its Instruments Division (“Stryker”) and Synergetics, Inc., a Missouri corporation (“Supplier”).

WHEREAS, Stryker and Supplier entered into that certain Supply Agreement (“Agreement”) dated March 31, 2010; and

WHEREAS, Stryker and Supplier now desire to amend the terms and conditions of the Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stryker and Supplier hereby agree as follows.

1.	Term. Section 6.1 of the Agreement, which sets forth the Term, is modified only so that the Initial Term shall expire six (6) years after the Effective Date of the Agreement (i.e., the Initial Term shall expire on March 31, 2016), a two year extension of the Initial Term.

2.	Pricing. Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A as attached hereto, which presents disposable tip pricing that has been reduced by [redacted**] and disposable tubing set pricing that has been reduced by [redacted**] and disposable tubing set pricing that has been reduced by [redacted**], each as compared with the original pricing in the Agreement. The Parties acknowledge that the Manufacturing Change (as defined in Exhibit A) did not occur prior to entry into this Amendment No. 1, so that actual pricing to be charged for Universal Tips is augmented as compared to the pricing in the Exhibit A chart by [redacted**] in accord with the Exhibit A pricing footnote (as marked with an asterisk). Should the Manufacturing Change occur subsequent to entry into this Amendment No. 1, pricing will be further adjusted (decreased) according to the Exhibit A pricing footnote.

Section 4.2 of the Agreement is deleted in its entirety and is replaced with the following Section 4.2.

4.2 Price Changes.  Supplier shall hold firm its prices and discounts, as set forth in the Pricing Schedule in Exhibit A, for a period of 12 months from December 1, 2011.  Prices may be adjusted after such 12 month period and at the start of any Renewal Term and annually thereafter to reflect increases or decreases in Supplier's production costs; provided, however, unless otherwise mutually agreed to in writing, price increases shall not exceed the lesser of (a) [redacted**], per Product or (b) the corresponding percentage change, if any, in [redacted**] per Product.  Supplier shall present Stryker with a detailed list of proposed changes in the prices of Products (with supporting documentation) at least 45 days before the annual review.  Any pricing revisions agreed to by the Parties and the effective date for any such revision, shall be documented in writing as an amendment to Exhibit A.  If the Parties are unable to negotiate a mutually acceptable price, then Stryker may, in its sole discretion, elect not to renew this Agreement pursuant to Section 6.1.

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Amendment No. 1
Stryker and Synergetics
November 28, 2011

3.	Volume Rebate. Beginning August 1, 2011, for the remainder of the 2011 calendar year and for each calendar year thereafter, Supplier shall pay to Stryker a rebate (“Rebate”) of [redacted**] of the total price paid to Supplier during a calendar year for each disposable tip part number for which the number of boxes sold to Stryker during such calendar year exceeds a first volume threshold ("First Threshold") of [redacted**] boxes. That is, once [redacted**] boxes of a certain disposable tip part number are sold to Stryker in any calendar year, a Rebate equivalent to [redacted**] of the price paid to Supplier shall be earned by Stryker on all boxes (from the first to the last) of that part number sold to Stryker during that calendar year.

Further, beginning on January 1, 2012, and for each calendar year thereafter, Supplier shall pay to Stryker an additional rebate (“Additional Rebate”) of [redacted**] of the total price paid to Supplier during a calendar year on a disposable tip part number basis for those boxes sold to Stryker during such calendar year that exceed a second volume threshold ("Second Threshold") of [redacted**] boxes.  That is, once [redacted**] boxes of a certain disposable tip part number are sold to Stryker in any calendar year, a Rebate equivalent to [redacted**] of the price paid to Supplier shall be earned by Stryker on that [redacted**] box and all subsequent boxes of that part number sold to Stryker during the remainder of that calendar year.

Any Rebate or Additional Rebate earned during a calendar year shall be due and paid to Stryker within forty-five (45) days after the end of such calendar year or such later date that Supplier receives payment for all boxes for which the Rebate or Additional Rebate is due.

At the time of expiration of the Agreement, on March 31, 2016, if expiration occurs after the Initial Term, or on March 31 of such later year as the Agreement may expire, the Rebate and Additional Rebate for such expiration year shall be earned by Stryker based on a First Threshold and Second Threshold prorated for the number of days during such expiration year that the Agreement is effective (i.e., for the calendar year of expiration the prorated First Threshold will be [redacted**], as there are 90 days between and including January 1 and March 31), and the prorated Second Threshold will be [redacted**]).

The Rebate and Additional Rebate shall not otherwise be earned.

4.	Cost Reduction Projects. Supplier agrees to work with Stryker to develop and recommend to Stryker projects related to the Agreement aimed at reducing Stryker’s operating costs, increasing Stryker’s productivity, and improving Product quality. Each project recommended by Supplier shall be submitted through Stryker’s SCRF process, shall be subject to approval by Stryker, and shall be based on reasonable, verifiable assumptions regarding the cost savings or productivity or quality increases to be realized by implementing the project. If a cost savings is achieved upon implementation of a Stryker approved project, such savings will be allocated to benefit each of Supplier and Stryker equally (i.e., a 50/50 split of cost savings). The cost savings realized shall be calculated based on data obtained as part of any validation performed in advance of making the project’s results (e.g., production process change, raw materials change, packaging change) effective for production of Products to be supplied under the Agreement. Stryker will capture its allocated cost savings as an appropriate Product price adjustment agreed to by the Parties, evidenced as an amendment to Exhibit A, and effective with the implementation of the project results.

5.	Test Equipment Pricing. Stryker will provide, at Stryker’s cost, Supplier’s requirements for consoles and handpieces (“Test Equipment”) to be used in the disposable tip production process, such as for in-process and finished goods testing. Stryker will maintain ownership of the Test Equipment so provided, and will replace, repair and provide routine maintenance for such Test Equipment as necessary to keep such Test Equipment in good operating condition. The Parties acknowledge that Synergetics currently owns consoles and handpieces used in disposable tip production, which are listed in Exhibit B as attached hereto.

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Amendment No. 1
Stryker and Synergetics
November 28, 2011

6.	Ratification. Except as set forth herein, all remaining terms and conditions of the Agreement shall remain in full force and effect. To the extent any terms or conditions in this Amendment No. 1 conflict with the Agreement, the terms and conditions of this Amendment No. 1 shall control.

7.	Miscellaneous. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. No agreement hereafter made shall be effected to change, modify, or discharge this Amendment, in whole or in part, unless such agreement is in writing and signed by or on behalf of the Party against whom the enforcement of the change, modification, or discharge is sought. This Amendment shall be binding on the Parties hereto and their respective personal and legal representatives, successors, and permitted assigns. Each person whose signature appears below represents and warrants that he or she has the authority to bind the entity on whose behalf he or she has executed this Amendment.

IN WITNESS WHEREOF, the Parties have signed this Amendment intending to be legally bound by its terms as of the date first stated above.

Stryker Corporation		Synergetics, Inc.

By:	/s/ Kevin Lewis	By:	/s/ Kurt W. Gampp

Name:	Kevin Lewis	Name:	Kurt W. Gampp

Date:	12/20/11	Date:	12/14/11

Amendment No. 1
Stryker and Synergetics
November 28, 2011

Exhibit A

[Redacted** (2 pages)]

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

Amendment No. 1
Stryker and Synergetics
November 28, 2011

Exhibit B

[Redacted** (1 page)]

** Information marked as "[redacted**]" has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.